Exhibit (a)(1)(v)

Ansell Limited

Letter of Transmittal – American Depositary Shares

THIS DOCUMENT IS IMPORTANT. IF YOU DO NOT UNDERSTAND IT YOU SHOULD CONSULT WITH YOUR PROFESSIONAL ADVISER.

[A]

You should refer to the instructions before completing this form.

I instruct JPMorgan Chase to offer to sell the Ordinary Shares represented by the following American Depositary Shares (ADSs) to Ansell Limited at the final purchase price determined by Ansell on the terms and conditions set out in the Offer to Purchase dated October 14, 2004 and related documents:

Insert the number of ADSs (if any) you wish to tender at the final purchase price.

[B] ADSs at the final purchase price ←	Insert the number of ADSs (if any) you wish to tender at the final purchase price.

The undersigned hereby represents and warrants that the undersigned:

(1)	has a net long position in the ADSs at least equal to the number of ADSs being tendered;
(2)	has full power and authority to tender, sell, assign and transfer the ADSs tendered hereby and that, when the same are accepted for payment by Ansell Limited, Ansell will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims; and
(3)	will, upon request, execute and deliver any additional documents deemed by the ADS Tender Agent or Ansell to be necessary or desirable to complete the sale, assignment and transfer of the ADSs being tendered.

The undersigned understands that tenders of ADSs pursuant to any one of the procedures described in Section 3 of the Offer to Purchase for tendering ADSs and in the instructions hereto will constitute an agreement between the undersigned and Ansell upon the terms and subject to the conditions of the Offer. The undersigned acknowledges that under no circumstances will Ansell pay interest on the purchase price for Ordinary Shares or ADSs.

The undersigned recognizes that, under certain circumstances set forth in the Offer to Purchase, Ansell may terminate or amend the offer or may postpone the acceptance for payment of, or the payment for, Ordinary Shares and/or ADSs tendered or may accept for payment fewer than all of the Ordinary Shares and/or ADSs tendered.

By executing this Letter of Transmittal, the undersigned hereby irrevocably appoints the designees of Ansell as the attorney and proxy of the undersigned, each with full power of substitution, to the full extent of the undersigned’s rights with respect to the ADSs tendered. This proxy and power of attorney is coupled with an interest in the tendered ADSs, is irrevocable and is granted in consideration of, and is effective upon, the acceptance for payment of the tendered ADSs by Ansell in accordance with other terms of the offer. Acceptance for payment will revoke all other proxies and powers of attorney granted by the undersigned at any time with respect to the tendered ADSs, and no subsequent proxies, powers of attorney, consents or revocations may be given by the undersigned with respect thereto (and if given will not be deemed effective). The undersigned understands that, in order for ADSs to be deemed validly tendered, immediately upon Ansell’s acceptance of the tendered ADSs for payment, Ansell must be able to exercise all rights with respect to the tendered ADSs.

[C]	Please sign within the boxes below in accordance with instructions

Individual OR Sole Director and Sole Company Secretary	Joint Shareholder 2 OR Director/Company Secretary	Joint Shareholder 3 OR Director

Please provide your contact details:

/ /
Date	Contact name and daytime telephone number

SUBSTITUTE FORM W-9 Department of the Treasury Internal Revenue Service Payer’s Request for Taxpayer Identification No.	Part I Taxpayer Identification No. — For All Accounts	Part II For Payees Exempt From Backup With- holding (see enclosed Guidelines)

Enter your taxpayer identification number in the appropriate box. For most individuals and sole proprietors, this is your social security number. For other entities, it is your employer identification number. If you do not have a number, see “How to Obtain a TIN” in the enclosed Guidelines.

Note: If the account is in more than one name, see the chart in the enclosed Guidelines to determine what number to enter.

Social Security Number OR Employee Identification Number

Part III Certification — Under penalties of perjury, I certify that:

(1)    The number shown on this form is my correct taxpayer identification number or I am waiting for a number to be issued to me;

(2)    I am not subject to backup withholding either because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3)    I am a U.S. person (including a U.S. resident alien).

Certification Instructions – You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item (2) does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct taxpayer identification number

SIGNATURE	DATE	, 20

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING TAX BEING WITHHELD ON ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

Letter of Transmittal Instructions – ADS Holders

THIS LETTER OF TRANSMITTAL MAY ONLY BE USED TO TENDER ADSs. IT MAY NOT BE USED TO TENDER ORDINARY SHARES. INSTEAD, TO TENDER ORDINARY SHARES, YOU MUST USE THE SEPARATE SHARE BUY-BACK ACCEPTANCE FORM.

For the purposes of calculating the purchase price for ADSs, each tender of an ADS will be treated by Ansell Limited as a tender of the four Ordinary Shares underlying such ADSs. Therefore, the purchase price per ADS will be four times the purchase price per Ordinary Share.

You should use this ADS Letter of Transmittal if you are tendering physical American Depositary Receipts evidencing ADSs. If your ADSs are held through a bank, broker or other financial intermediary, you should contact such bank, broker or other financial intermediary to determine the tender procedures applicable to you.

How to complete the Letter of Transmittal

The instructions below are cross-referenced to the Letter of Transmittal. Please complete the form in black ink.

A	This is the total number of ADSs registered in your name that confer an entitlement to participate in the offer.

B	Section B allows you to choose (subject to the following instructions) the number of ADSs you wish to tender at the final purchase price.

C	Sign and date the Letter of Transmittal at Box C. By signing and returning this Letter of Transmittal you acknowledge that you have read and understood the offer documents and that the tender specified on this Letter of Transmittal is an offer to sell the tendered ADSs to Ansell Limited at the final purchase price specified and on the terms and conditions set out in the Offer to Purchase dated October 14, 2004 and related documents.

Joint shareholders – all holders must sign.

Under power of attorney – if not already noted by the ADS Tender Agent, a certified copy of the power of attorney must accompany this form. Where this form is signed under power of attorney, the attorney declares that the attorney has no notice of revocation of the power or the death of the donor of the power.

Deceased estate – all executors should sign and, if not already noted by the ADS Tender Agent, a certified copy of probate or letters of administration must accompany this form.

Company – this form must be signed by 2 directors, a director and company secretary or, in the case of a company with a sole director who is also the sole company secretary, the sole director.

Please also provide a contact name and daytime telephone number in case we need to contact you about your tender.

Substitute Form W-9

Under the U.S. federal income tax laws, the ADS Tender Agent will be required to withhold 28% (or such other rate specified by the Internal Revenue Code of 1986, as amended) of the amount of any payments made to certain ADS holders pursuant to the Tender Offer. In order to avoid such backup withholding, each tendering ADS holder, and, if applicable, each other payee, must provide the ADS Tender Agent with such ADS holder’s or payee’s correct taxpayer identification number and certify that such ADS holder or payee is not subject to such backup withholding by completing the Substitute Form W-9 set forth above. In general, if an ADS holder or payee is an individual, the taxpayer identification number is the social security number of such individual. If the ADS Tender Agent is not provided with the correct taxpayer identification number, the ADS holder or payee may be subject to a $50 penalty imposed by the Internal Revenue Service.

Certain ADS holders or payees (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order to satisfy the ADS Tender Agent that a foreign individual qualifies as an exempt recipient, such ADS holder or payee must submit a statement, properly completed and signed under penalties of perjury, attesting to that individual’s exempt status. Such statements can be obtained from the ADS Tender Agent. For further information concerning backup withholding and instructions for completing the Substitute Form W-9 (including how to obtain a taxpayer identification number if you do not have one and how to complete the Substitute Form W-9 if ADSs are held in more than one name), consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

Failure to complete the Substitute Form W-9 will not, by itself, cause ADSs to be deemed invalidly tendered, but may require the ADS Tender Agent to withhold 28% (or such other rate specified by the Internal Revenue Code of 1986, as amended) of the amount of any payments made pursuant to the Tender Offer. Backup withholding is not an additional U.S. federal income tax. Rather, the U.S. federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is furnished to the Internal Revenue Service. Failure to complete and return the Substitute Form W-9 may result in backup withholding of 28% (or such other rate specified by the Internal Revenue Code of 1986, as amended) of any payments made to you pursuant to the Tender Offer. Please review the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional details.

Submitting your Letter of Transmittal

If you require further information on how to complete this form please contact the Information Agent, Georgeson Shareholder, at 1-800-506-7187, from 8:30 a.m. to 5:30 p.m., Monday to Friday.

Use the enclosed envelope to send or deliver your completed and signed Letter of Transmittal to the following address so that it is received no later than 5:00 p.m. New York time on November 10, 2004.

By First Class Mail JPMorgan Chase Bank Attn: Equiserve Corporate Reorganization PO Box 859208 Braintree, MA 02184-859208	By Overnight Mail or Hand Delivery JPMorgan Chase Bank Attn: Equiserve Corporate Reorganization 161 Bay Street Road Braintree, MA 02184

DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE ADS TENDER AGENT.